CHANGE IN INDEPENDENT
 REGISTERED PUBLIC
 ACCOUNTING FIRM
On August 18 2006
the Funds Trustees
upon the recommendation
of the Audit Committee
appointed KPMG
LLP KPMG as the Funds
independent registered
public accounting firm On
the same date the Funds
 previous independent
registered public accounting
firm
Deloitte  Touche LLP DT
resigned The previous reports
issued by DT on the Funds
financial
statements for the fiscal
years ended October 31 2005
and
October 31 2004 contained
no
adverse opinion or disclaimer
of opinion nor were they
qualified or modified as to
uncertainty
audit scope or accounting
principles During the Funds
fiscal years ended October
31 2005
and October 31 2004 i there
were no disagreements
with DT on any matter of
accounting
principles or practices
financial statement
disclosure or auditing
scope or procedure which
disagreements if not
resolved to the
satisfaction of DT would
have caused it to make
reference
to the subject matter of
the disagreements in
connection with its reports
on the financial
statements for such years
and ii there were no
reportable events of the
kind described in Item
304a 1 v of Regulation
SK under the Securities
 Exchange Act of 1934 as
amended
As indicated above the
Fund has appointed KPMG
as the independent
registered
public accounting
firm
to audit the Funds
financial statements
 for the fiscal year
ending
October 31 2006 During
the Funds fiscal years
ended October 31 2005
and October 31 2004
and the interim period
commencing November 1
2005 and ending August
 18 2006 neither the
Fund nor anyone on its
behalf has consulted
KPMG on items which i
concerned the application
of accounting principles
to a specified transaction
either completed or proposed
 or the
type of audit opinion that
might be rendered on the
Funds financial statements
or ii concerned
the subject of a disagreement
as defined in paragraph a
1 iv of Item 304 of Regulations
S-K or reportable events as
described in paragraph a 1
v of said Item 304